UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018 (January 3, 2018)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY 10022
(Address of principal executive offices)

(212) 521-4052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 3, 2018, 1847 Holdings LLC (the “Company”) issued a grid promissory note (the “Note”), to 1847 Partners LLC, a Delaware limited liability company and the Company’s manager (the “Holder”), in the initial principal amount of $50,000. The Note provides that the Company may, from time to time request additional advances from the Holder up to an aggregate additional amount of $100,000, which will be added to the Note if the Holder, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which is the first anniversary of the date of the Note. If all or a portion of the principal amount or any advance under the Note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum.

In the event the Company completes a financing of at least $500,000, the Company shall, contemporaneously with the closing of such financing transaction, prepay the entire outstanding portion of the principal amount and any advances and accrued and unpaid interest thereon.

The Note contains customary events of default. Subject to the terms and conditions of the Note, if one or more events of defaults shall have occurred and be continuing, the Holder may at its option by written note to the Company declare the principal amount and all advances and unpaid interest thereon to be immediately due and payable.

The issuance of the Note was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

The foregoing summary of the terms and conditions of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Note is incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Grid Promissory Note, dated January 3, 2018, issued by 1847 Holdings LLC in favor of 1847 Partners LLC in the initial principal amount of $50,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: January 4, 2018	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Grid Promissory Note, dated January 3, 2018, issued by 1847 Holdings LLC in favor of 1847 Partners LLC in the initial principal amount of $50,000.

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